UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2014

NEONODE INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-35526	94-1517641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2350 Mission College Blvd, Suite 190, Santa Clara, CA 95054
(Address of Principal Executive Offices, including Zip Code)

Registrant's Telephone Number, Including Area Code
(408) 496-6722

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 5, 2014, Neonode Inc. entered into an Employment Agreement with Thomas Eriksson, Neonode’s Chief Executive Officer.  Under his Employment Agreement, Mr. Eriksson is entitled to receive a monthly salary, payable in Swedish Krona (“SEK”), of 150,000 SEK (approximately US$23,500).  Mr. Eriksson’s Employment Agreement also provides that, within the discretion of the Compensation Committee of the Board of Directors of Neonode, he is eligible to receive an annual bonus up to 1,000,000 SEK (approximately US$156,500) and participate in Neonode’s bonus and stock option programs.  In addition, Mr. Eriksson is eligible to receive health care, pension, and other employee benefits in accordance with his Employment Agreement.

The summary above of Mr. Eriksson’s Employment Agreement is qualified in its entirety by reference to the actual Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference to this Item 5.02(e) in its entirety.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Neonode Inc. and Thomas Eriksson, dated March 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

Date: March 11, 2014	By:	/s/ David W. Brunton
Name: David W. Brunton
Title: Chief Financial Officer